Marine Petroleum Trust
News Release
MARINE PETROLEUM TRUST
ANNOUNCES SECOND QUARTER CASH DISTRIBUTION
     DALLAS, Texas, May 19, 2008 – U. S. Trust, as Trustee of the Marine Petroleum Trust (NASDAQ: MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.745729 per unit, payable on June 30, 2008, to unit holders of record on May 30, 2008.
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Contact:	Ron E. Hooper Senior Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 800.985.0794